    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 1997

                                                    Registration No. 333-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            AMB PROPERTY CORPORATION
             (Exact name of registrant as specified in its charter)

                     MARYLAND                                    94-3281941
           (State or other jurisdiction                       (I.R.S. Employer
        of incorporation or organization)                    Identification No.)

              505 MONTGOMERY STREET
            SAN FRANCISCO, CALIFORNIA                              94111
    (Address of principal executive officers)                   (Zip Code)

                    THE 1997 STOCK OPTION AND INCENTIVE PLAN
                            (Full Title of the Plan)

                               S. DAVIS CARNIGLIA
                             CHIEF FINANCIAL OFFICER
                              505 MONTGOMERY STREET
                         SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 394-9000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   Copies to:

                         Edward Sonnenschein, Jr., Esq.
                             J. Scott Hodgkins, Esq.
                                Latham & Watkins
                        633 West Fifth Street, Suite 4000
                          Los Angeles, California 90071
                                 (213) 485-1234

                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ----------------------- ----------------------
       Title of                 Amount            Proposed Maximum        Proposed Maximum
      Securities                 to be             Offering Price        Aggregate Offering          Amount of
   to be Registered         Registered (1)          Per Share (2)            Price (2)           Registration Fee
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Common Stock                   5,750,000               $21.00               $125,878,747              $38,145
$.01 par value                                          $ .01
                                                       $23.03
------------------------ ---------------------- ---------------------- ----------------------- ----------------------

 (1) The 1997 Stock Option and Incentive Plan (the "Plan") authorizes the issuance of a maximum of 5,750,000 shares of common stock, par value $.01 per share (the "Common Stock"), of AMB Property Corporation (the "Company"). Of such shares, 3,158,750 are subject to presently outstanding options granted under the Plan, and 5,712 shares have been granted as restricted shares of Common Stock, as of the date hereof.
 (2) Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon (a)(i) the exercise price per share ($21.00) of outstanding options for 3,158,750 shares of Common Stock, and (ii) the grant price per share ($.01) for 5,712 restricted shares of Common Stock, and (b) for the remaining 2,585,538 shares of Common Stock, the average of the high and low sales price per share ($23.03) of the Company's Common Stock on the New York Stock Exchange on December 4, 1997.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS

                  The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended, (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The registrant, AMB Property Corporation, a Maryland corporation (the "Company"), hereby incorporates the following documents in this Registration Statement by reference:

                  (a) Description of the Company's Common Stock contained in the Registration Statement on Form S-11 filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act on September 18, 1997 (Registration No. 333-35915); as amended by Amendment No. 1 filed with the Commission on October 24, 1997; as amended by Amendment No. 2 filed with the Commission on November 4, 1997; as amended by Amendment No. 3 filed with the Commission on November 14, 1997 and as amended by Amendment No. 4 filed with the Commission on November 20, 1997.

                  (b) A Registration Statement pursuant to Rule 462(b) of the Securities Act filed on November 21, 1997 in connection with the Registration Statement referred to in item 3(a) above (Registration No. 333-40763).

                  (c) The Company's Prospectus dated November 21, 1997 filed in connection with the Registration Statement referred to in item 3(a) above pursuant to Rule 424(b) under the Securities Act.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this registration statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


                                Page 2 of 6 pages

ITEM 4.           DESCRIPTION OF SECURITIES

                  The Company's Common Stock is registered pursuant to Section 12 of the Exchange Act and, therefore, the description of securities is omitted.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 2-418 of the Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

                  In addition, Section 2-418 of the MGCL requires that, unless prohibited by its charter, a corporation may indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding.

                  The Company's Charter and Bylaws provide in effect for the indemnification by the Company of the directors and officers of the Company to the fullest extent permitted by applicable law. The Company has purchased directors' and officers' liability insurance for the benefit of its directors and officers.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIM

                  Not applicable.

ITEM 8.           EXHIBITS

                  3.1   Articles of Incorporation of the Company1.
                  3.2   Bylaws of the Company1.
                  3.3   Specimen of Common Stock Certificate of the Company1.
                 *4.2   1997 Stock Option and Incentive Plan of the Company.
                 *5.1   Opinion of Ballard Spahr Andrews & Ingersoll regarding
                        the validity of the Common Stock being registered.
                *23.1   Consent of Arthur Andersen LLP.
                *23.2   Consent of Ballard Spahr Andrews & Ingersoll (included
                        in Exhibit 5.1 filed herewith).
                *24.1   Power of Attorney (included on page 5).
                ----------
                   *   Filed herewith
                   1 Incorporated by reference to the Company's Registration Statement on Form S-11 (No. 333-35915) declared effective on November 20 , 1997.


                                Page 3 of 6 pages

ITEM 9.           UNDERTAKINGS

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (a)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                           (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) shall not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                Page 4 of 6 pages

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, State of California, on this 10th day of December 1997.

                                           /S/ HAMID R. MOGHADAM
                                        --------------------------------------
                                        Hamid R. Moghadam
                                        President, Chief Executive Officer and
                                        Director



                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas D. Abbey, Hamid R. Moghadam, T. Robert Burke and S. Davis Carniglia, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

              SIGNATURE                                 TITLE                                  DATE
              ---------                                 -----                                  ----
         /S/ T. ROBERT BURKE            Chairman of the Board and                       December 10, 1997
-----------------------------------
           T. Robert Burke                 Director


        /S/ HAMID R. MOGHADAM           President, Chief Executive                      December 10, 1997
----------------------------------
          Hamid R. Moghadam                Officer and Director (Principal
                                           Executive Officer)

        /S/ DOUGLAS D. ABBEY            Chairman of Investment                          December 10, 1997
----------------------------------
          Douglas D. Abbey              Committee and Director


       /S/ S. DAVIS CARNIGLIA           Chief Financial Officer and                     December 10, 1997
----------------------------------
         S. Davis Carniglia                General Counsel (Principal
                                           Financial Officer and Principal
                                           Accounting Officer)


       /S/ DANIEL H. CASE, III          Director                                        December 10, 1997
----------------------------------
         Daniel H. Case, III


                                Page 5 of 6 pages

   /S/ ROBERT H. EDELSTEIN, PH.D.       Director                                        December 10, 1997
----------------------------------
     Robert H. Edelstein, Ph.D.


         /S/ LYNN M. SEDWAY             Director                                        December 10, 1997
----------------------------------
           Lynn M. Sedway


        /S/ PAUL P. SHEPHERD            Director                                        December 10, 1997
----------------------------------
          Paul P. Shepherd


    /S/ JEFFREY L. SKELTON, PH.D.       Director                                        December 10, 1997
----------------------------------
      Jeffrey L. Skelton, Ph.D.


        /S/ THOMAS W. TUSHER            Director                                        December 10, 1997
----------------------------------
          Thomas W. Tusher


     /S/ CARYL B. WELBORN, ESQ.         Director                                        December 10, 1997
----------------------------------
       Caryl B. Welborn, Esq.


                                Page 6 of 6 pages

                                INDEX TO EXHIBITS

EXHIBIT                                                                                                        PAGE
-------                                                                                                        ----
  3.1   Articles of Incorporation of the Company1.
  3.2   Bylaws of the Company1.
  3.3   Specimen of Common Stock Certificate of the Company1.
 *4.2   1997 Stock Option and Incentive Plan of the Company.
 *5.1   Opinion of Ballard Spahr Andrews & Ingersoll regarding
        the validity of the Common Stock being registered.
*23.1   Consent of Arthur Andersen LLP.
*23.2   Consent of Ballard Spahr Andrews & Ingersoll (included
        in Exhibit 5.1 filed herewith).
*24.1   Power of Attorney (included on page 5).

---------

*     Filed herewith
1 Incorporated by reference to the Company's Registration Statement on Form S-11 (Registration No. 333-35915) declared effective on November 20, 1997.